                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          ASTORIA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Certificate)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     (5) Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     (3) Filing Party:

     ---------------------------------------------------------------------------

     (4) Date Filed:

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

                 [LETTERHEAD OF ASTORIA FINANCIAL CORPORATION]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 15, 2002

     The Annual Meeting of Shareholders of Astoria Financial Corporation will be held on Wednesday, May 15, 2002, at 9:30 a.m., Eastern Time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York 11040. The meeting will be held to consider and act upon the following matters:

     1.   The election of five directors for terms of three years each;

     2.   The ratification of the appointment of independent auditors; and

     3 Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Holders of record of Astoria Financial Corporation common stock, as of the close of business on March 22, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available at the meeting, and at Astoria Financial Corporation, One Astoria Federal Plaza, Lake Success, New York 11042 and at Astoria Federal Savings and Loan Association, Mortgage Center, 2000 Marcus Avenue, New Hyde Park, New York 11042 for a period of ten days prior to the meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

                                        By order of the Board of Directors,

                                        /s/ Alan P. Eggleston

                                        Alan P. Eggleston
                                        Executive Vice President, Secretary and
                                        General Counsel

Dated: April 15, 2002

                          ASTORIA FINANCIAL CORPORATION
                            One Astoria Federal Plaza
                        Lake Success, New York 11042-1085
                       ___________________________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2002
                       ___________________________________

General Information

     This Proxy Statement and the accompanying white proxy card are being furnished to holders of Astoria Financial Corporation, or AFC, common stock in connection with the solicitation of proxies by the Board of Directors of AFC, or the Board, for use at the AFC Annual Meeting of Shareholders to be held on May 15, 2002, and at any adjournments or postponements thereof, or the Annual Meeting. The Annual Meeting will be held at 9:30 a.m., Eastern Time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York 11040. Only holders of record of AFC's issued and outstanding common stock, par value $0.01 per share, or AFC Common Stock, as of the close of business on March 22, 2002, or the Record Date, are entitled to vote at the Annual Meeting. The 2001 Annual Report on Form 10-K, which includes the consolidated financial statements of AFC for the fiscal year ended December 31, 2001, or the Consolidated Financial Statements, accompanies this Proxy Statement and the white proxy card which are first being mailed or given to shareholders of record on or about April 15, 2002.

Voting and Quorum Requirements

     As of the Record Date, there were 90,073,751 shares of AFC Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of AFC Common Stock outstanding on the Record Date entitles the holder thereof to one vote on each matter to properly come before the Annual Meeting, except as described below. The presence, either in person or by proxy, of the holders of a majority of all of the shares of AFC Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     The election of directors shall be by a plurality of votes cast by the holders of AFC Common Stock present, in person or by proxy, and entitled to vote thereon. Holders of AFC Common Stock may not vote their shares cumulatively with respect to the election of directors. The ratification of the appointment of independent auditors and any other matter that may properly come before the Annual Meeting require the affirmative vote of a majority of the votes cast by the holders of AFC Common Stock present, in person or by proxy, and entitled to vote thereon.

     Shares of AFC Common Stock as to which the "ABSTAIN" box has been selected on the white proxy card, with respect to the ratification of the appointment of KPMG LLP as independent auditors for AFC, will be counted as present and entitled to vote and will have the effect of a vote against ratification. In contrast, shares of AFC Common Stock underlying broker non-votes and shares for which a proxy card is not returned will not be counted as present and entitled to vote and will have no effect on the vote on each matter presented.

     Every properly executed white proxy card that is received timely by AFC will be voted in accordance with the instructions contained therein unless otherwise revoked. Properly executed unmarked white proxy cards will be voted FOR the election of the Board's nominees as directors and FOR the ratification of the appointment of the independent auditors. If you are a shareholder whose shares are not registered in your own name, you will need an assignment of voting rights from the shareholder of record to vote personally at the Annual Meeting.

     Pursuant to the Certificate of Incorporation of AFC, no record shareholder of AFC Common Stock which is beneficially owned, directly or indirectly, by a shareholder who as of the Record Date beneficially owns more than ten percent (10%) of AFC Common Stock outstanding on such date will be entitled or permitted to vote any shares of AFC

Common Stock in excess of ten percent (10%) of AFC Common Stock outstanding as of the Record Date. For purposes of this limitation, neither the Astoria Federal Savings and Loan Association, or the Association, Employee Stock Ownership Plan, or the ESOP, nor the trustee of such plan is considered the beneficial owner of the AFC Common Stock held by the Association ESOP.

     Participants in the Association ESOP and the Association Incentive Savings Plan have the right to direct the voting of AFC Common Stock held in their Plan accounts, but do not have the right to vote those shares personally at the Annual Meeting. Such participants should refer to the voting instructions provided by the Plan fiduciaries for information on how to direct the voting of these shares.

Revocation of Proxies

     Any shareholder who executes a proxy has the right to revoke it at any time before it is voted. A proxy may be revoked by delivering to the Secretary of AFC, at its principal office, either a written revocation or a proxy, duly executed, bearing a later date, or by attending the Annual Meeting and voting in person.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of AFC Common Stock by each person or group of persons, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, known to AFC to be the beneficial owner of more than five percent (5%) of AFC voting stock. For purposes of the Annual Meeting, the AFC Common Stock is the only AFC voting stock outstanding.

                  Name & Address                        Amount and Nature of    Percent of
                 of Beneficial Owner                    Beneficial Ownership      Class
                 -------------------                    --------------------      -----
Association ESOP                                            8,190,883 (1)          9.09
c/o Astoria Federal Savings and Loan Association
One Astoria Federal Plaza
Lake Success, New York 11042

Citigroup Inc.                                              5,687,287 (2)          6.31
339 Park Avenue
New York, New York 10043
and
Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

______________________

(1) This plan is an employee stock ownership plan under the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The Association ESOP provides for individual accounts for the accrued benefits of participating employees of AFC and its subsidiaries and their beneficiaries and is administered by a committee comprised of four officers of the Association. The assets of the Association ESOP are held in trust by CIGNA Bank & Trust Company, FSB, or CIGNA, as trustee, with U.S. Trust Company, National Association acting as investment manager. The number of shares indicated in the chart above represents the total shares held by the trust as of December 31, 2001 according to a Schedule 13G filed on or about February 13, 2002. As of December 31, 2001, CIGNA held 8,190,883 shares of AFC Common Stock as trustee of the Association ESOP, 2,826,865 shares of which had been allocated to the accounts of individual participants and their beneficiaries. For voting purposes, each participant as a "named fiduciary" will be eligible to direct the trustee how to vote at the Annual Meeting as to the number of shares of AFC Common Stock which have been allocated to his or her account under the Association ESOP. The remaining unallocated shares and any allocated shares with respect to which no voting instructions have been received, will be voted by the trustee at the Annual Meeting in the same manner and proportion as the allocated shares, with respect to which voting instructions have been received, so long as such vote is in accordance with the provisions of ERISA. In certain circumstances, ERISA may confer upon the Plan Trustee (or upon an investment manager to whose direction the Plan Trustee is subject) the power and duty to control the voting and tendering of Common Stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights as well as the voting and tendering of unallocated Common Stock.

(2) According to a joint filing on Schedule 13G filed as of January 22, 2002, Citigroup, Inc. claims shared voting and dispositive power with respect to 5,687,287 shares of AFC Common Stock, while Salomon Smith Barney Holdings Inc. claims shared voting power and dispositive power with respect to 5,596,398 shares of AFC Common Stock, in each case, as of December 31, 2001. Both Citigroup, Inc. and Salomon

     Smith Barney Holdings Inc. are reporting as parent holding companies or control persons where the aggregate amount held directly by the parent or control person, and directly and indirectly by their subsidiaries or affiliates that are not persons specified in 27 CFR `240.13d-1(b)(1)(ii)(A) through (I), does not exceed one percent of the securities of the subject class. The filing identifies the subsidiary which directly holds the securities reported as Smith Barney Fund Management LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 or under the laws of any state.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board consists of thirteen (13) directors divided into three classes: two of five directors each and one of three directors. Upon election by the shareholders, the directors of each class serve for a term of three years, with the directors of one class elected each year.

         In all cases, directors serve until their respective successors are duly elected and qualified. Pursuant to the Bylaws of AFC, no person is eligible for election or appointment as a director who is seventy-five (75) years of age or older, and no person shall continue to serve as a director after the regular Board meeting immediately preceding such director's seventy-fifth (75th) birthday.

         The directors whose terms expire at the Annual Meeting are George L. Engelke, Jr., Robert J. Conway,Peter C. Haeffner, Jr., Ralph F. Palleschi and Leo J. Waters. Each of these directors (individually, a "Board Nominee" and, collectively, the "Board Nominees") has been nominated by the Board to stand for reelection, and, if elected, to serve for a term expiring at the annual meeting of shareholders of AFC to be held in 2005. Each Board Nominee has consented to being named in this Proxy Statement and to serve as a director of AFC if elected.

         If any Board Nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board to replace such nominee. The Board presently has no knowledge that any of the Board Nominees will refuse or be unable to serve.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE BOARD
                                                         ------------------
NOMINEES FOR ELECTION AS DIRECTORS OF AFC FOR TERMS OF THREE YEARS EACH.
--------

Board Nominees, Directors and Executive Officers

         The following table sets forth certain information regarding the Board Nominees for election and members of the Board.


      Name                Age (1)      Positions Held with AFC (2)               Director Since     Term Expires
      ----              -------        ---------------------------               --------------     ------------

George L. Engelke, Jr.     63     Director, Chairman of the Board, President,         1993              2002
                                  and Chief Executive Officer and Nominee
Gerard C. Keegan           55     Director, Vice Chairman and Chief                   1997              2003
                                  Administrative Officer
Andrew M. Burger           67     Director                                            1993              2003
John J. Conefry, Jr.       57     Director and Vice Chairman                          1998              2004
Denis J. Connors           60     Director                                            1993              2003
Robert J. Conway           66     Director and Nominee                                1998              2002
Thomas J. Donahue          61     Director                                            1993              2003
Peter C. Haeffner, Jr.     63     Director and Nominee                                1997              2002
Ralph F. Palleschi         55     Director and Nominee                                1996              2002
Lawrence W. Peters         72     Director                                            1998              2004
Thomas V. Powderly         64     Director                                            1995              2004
Leo J. Waters              67     Director and Nominee                                1998              2002
Donald D. Wenk             71     Director                                            1998              2003

_________________________________________

(1)      As of the Record Date.
(2)      All directors of AFC also serve as directors of the Association.

       The following table sets forth certain information regarding the non-director executive officers of AFC.

       Name              Age (1)                 Positions Held With AFC
       ----              -------                 -----------------------
Thomas W. Drennan          57      Executive Vice President
Alan P. Eggleston          48      Executive Vice President, Secretary and General Counsel
Arnold K. Greenberg        61      Executive Vice President and Assistant Secretary
Monte N. Redman            51      Executive Vice President and Chief Financial Officer

________________

(1)    As of the Record Date.

       All executive officers of AFC are elected annually and serve until their respective successors have been chosen, subject to their removal as officers at any time by the affirmative vote of a majority of the authorized number of directors then constituting the Board. See "Executive Compensation - Employment Agreements."

       Biographical Information

       The following is a brief description of the business experience of the directors, Board Nominees and executive officers for at least the past five years and their respective directorships, if any, with other public companies that are subject to the reporting requirements of the Exchange Act.

             Directors and Board Nominees

       George L. Engelke, Jr. has been President, Chief Executive Officer and a director of AFC since its formation in 1993. He has served as Chairman of the Board and Chairman of the Board of Directors of the Association since April 1997. A certified public accountant, he joined the Association in 1971 as Vice President and Treasurer. He was named Executive Vice President and Treasurer in 1974, Chief Operating Officer in 1986 and President and Chief Executive Officer in 1989. He has served as a director of the Association since 1983. Mr. Engelke serves as a director and Chairman of the Community Preservation Corporation and as a director of the Advisory Board of Neighborhood Housing Services of New York City, Inc. He is a director of the Federal Home Loan Bank of New York and a member of the Thrift Institutions Advisory Panel to the Federal Reserve Bank of New York. He is a member of the Board of Trustees of Long Island University. He is a past Chairman and currently a director of the Community Bankers Association of New York State and a member of the Government Affairs Steering Committee, the Government Affairs Council and a former director of America's Community Bankers. Mr. Engelke previously served as a member of the Financial Accounting Standards Advisory Council.

       Gerard C. Keegan has been Vice Chairman, Chief Administrative Officer and a director of AFC and the Association since September 30, 1997, when he joined AFC following the acquisition of The Greater New York Savings Bank, or The Greater, and its merger with and into the Association, referred to as The Greater Acquisition. He is responsible for the retail banking, information services, marketing and small business lending areas of the Association. Prior to joining AFC, Mr. Keegan served from 1991 to 1997 as Chairman, President and Chief Executive Officer of The Greater. From 1988 to 1991, he served as President and Chief Operating Officer of The Greater. He served as a director of The Greater from 1988 to 1997. He is a member of the Board of Trustees of St. Francis College.

       Andrew M. Burger has been a director of AFC since its formation in 1993 and is the former President of Atlantic Iron Works, Inc. He has served as a director of the Association since 1975.

       John J. Conefry, Jr. has served as Vice Chairman and a director of AFC since September 30, 1998 when he joined AFC following the acquisition of Long Island Bancorp, Inc., or LIB, and the merger of LIB with and into AFC and the merger of LIB's wholly owned subsidiary, The Long Island Savings Bank FSB, or LISB, with and into the Association, referred to as the LIB Acquisition. He served as an executive officer of AFC from September 30, 1998 to December 29, 2000. From December 30, 2000 until September 30, 2001, he served as Chairman of AFC's Litigation Advisory Committee which was established in connection with the action entitled The Long Island Savings Bank, FSB v. The United States pending
                ------------------------------------------------------
before the United States Court of Federal Claims. See "Transactions with Certain Related

Persons" below. Prior to joining AFC, Mr. Conefry served as Chief Executive Officer of LISB from 1993 and of LIB from 1994 through the consummation of the LIB Acquisition. He was named President of LIB and LISB in 1996. Mr. Conefry served as a director of LISB from 1980 and of LIB from 1993. He was named Vice Chairman of LISB in 1993. He served as Chairman of the Board of Directors of LIB and of LISB from 1994. Prior to joining LISB in 1993, Mr. Conefry was employed by Merrill Lynch, Pierce, Fenner & Smith, Inc., where he served as a Senior Vice President from 1981 to 1993. Prior to that, he was a partner in the public accounting firm of Deloitte Haskins & Sells, the predecessor of Deloitte & Touche LLP. Mr. Conefry also serves on a number of boards of not-for-profit organizations. He serves as Chairman of the Board of Trustees of Hofstra University.

       Denis J. Connors has been a director of AFC since its formation in 1993 and is the former Chairman and Chief Executive Officer of Curran & Connors, Inc., a designer and publisher of annual reports. He has served as a director of the Association since 1990.

       Robert J. Conway has been a director of AFC since September 30, 1998, following completion of the LIB Acquisition. Prior to the LIB Acquisition, he served as a director of LIB since 1993. He became a director of LISB in 1983. Mr. Conway was employed by AMF Bowling, Inc. for 29 years. His last position with AMF Bowling, Inc. was Corporate Vice President and Group Executive of the Worldwide Bowling Products Group. He has worked as a professional equities trader.

       Thomas J. Donahue, a certified public accountant, has been a director of AFC since its formation in 1993. He retired as a partner of Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP, in 1986. Following his retirement and prior to becoming a director of the Association, Mr. Donahue served as president and a director of other savings institutions from 1987 to 1990. He has served as a director of the Association since 1990.

       Peter C. Haeffner, Jr. has been a director of AFC and the Association since September 30, 1997 following The Greater Acquisition. He is Managing Director and Principal of Real Estate Trade Advisors LLC, a real estate finance and advisory company. From December 1998 to June 2001, he served as Senior Director, Financial Services Group, of Cushman & Wakefield, Inc., a real estate firm. Mr. Haeffner served as Senior Managing Director, Financial Services Group, Corporate Advisory and Finance Division of Cushman & Wakefield, Inc. from December 1997 to December 1998 and as its Eastern Regional Director, Financial Services Group from May 1994 to December 1997. Previously, Mr. Haeffner was President and Managing Director of Sonnenblick-Goldman Company, a real estate firm, for eight years. Mr. Haeffner also serves as a director of Stewart Title Insurance Company of New York. Mr. Haeffner served as a director of The Greater from 1992 to 1997.

       Ralph F. Palleschi, a certified public accountant, has been a director of AFC and the Association since 1996. In 1983, he co-founded First Long Island Investors, Inc., a registered investment advisor pursuant to the Investment Advisors Act of 1940, as amended, and a registered broker/dealer with the National Association of Securities Dealers, Inc. He continues to serve as a director and is President and Chief Operating Officer of such company. He is also President and Chief Operating Officer of W. P. Stewart Asset Management
(NA), Inc. From 1993 to 1997, he served as Chief Operating Officer of the New York Islanders hockey team. From 1977 to 1983, he served as Vice President - Finance and Chief Financial Officer of Entenmann's Inc., a publicly traded food products company. From 1968 to 1977, he was employed by Peat, Marwick, Mitchell & Co., the predecessor of KPMG LLP. He is a director of the National Center for Disability Services and Chairman of the Board of Trustees of the Variety Child Learning Center.

       Lawrence W. Peters has been a director of AFC and the Association since September 30, 1998, following the completion of the LIB Acquisition. Prior to the LIB Acquisition, he served as a director of LIB since 1993. He joined LISB in 1989 as a Senior Executive Vice President and Chief Lending Officer. Mr. Peters retired from his management position with LISB in 1995 and rejoined LIB and LISB as President and Chief Operating Officer in 1997. Prior to initially joining LISB, Mr. Peters was employed by The Dime Savings Bank of New York, F.S.B. as Vice Chairman and a director, and was in charge of all lending functions.

       Thomas V. Powderly has been a director of AFC and the Association since January 31, 1995, following the acquisition of Fidelity New York, F.S.B., or Fidelity, by the Association. He served Fidelity in a variety of capacities. From 1986 to 1990, he served as Executive Vice President. In 1990, he was appointed President and Chief Operating

Officer and in 1992 was named Chief Executive Officer. He was named Chairman of the Board of Directors of Fidelity in 1993. From 1993 until January, 1995, he served as Chairman and Chief Executive Officer. Prior to 1986, Mr. Powderly held positions with Edward S. Gordon, Inc., a commercial real estate brokerage and management firm, and with several thrift institutions.

       Leo J. Waters has been a director of AFC and the Association since September 30, 1998, following completion of the LIB Acquisition. Prior to the LIB Acquisition, he served as a director of LIB since 1993. He became a director of LISB in 1990. Mr. Waters is the President of a private investment consulting firm.

       Donald D. Wenk has been a director of AFC and the Association since September 30, 1998, following completion of the LIB Acquisition. Prior to the LIB Acquisition, he served as a director of LIB since 1993. He became a director of LISB in 1974. From 1992 until 1994, Mr. Wenk served as Chairman of the Board of Directors of LISB. From 1994 until 1996, Mr. Wenk served as Chairman of the Executive Committee of the Boards of Directors of LIB and LISB. He is the Chairman of the Board of Directors of American Casting & Manufacturing Corporation.

             Executive Officers Who Are Not Directors

       Thomas W. Drennan, a certified public accountant, has served as Executive Vice President of AFC since December 1997 and as Senior Vice President from its formation in 1993 to 1997. He is the senior lending officer of the Association. He joined the Association in 1986 as Senior Vice President, Mortgage Services.

       Alan P. Eggleston, an attorney, has served as Executive Vice President and General Counsel of AFC since December 1997 and as Secretary since March 2001. He served as Senior Vice President and General Counsel of AFC from 1996 to 1997. He joined the Association in 1993 as Vice President and General Counsel. In 1994, he was named Vice President and General Counsel of AFC. In 1995, he became First Vice President and General Counsel of AFC and the Association. He is responsible for the legal, auditing and security areas of the Association. Prior to joining the Association, he served as an executive officer and counsel to several thrift institutions.

       Arnold K. Greenberg has served as Executive Vice President of AFC since December 1997, and as Senior Vice President from its formation in 1993 to 1997. He is responsible for the retail banking operations, human resources and facilities areas of the Association. He joined the Association in 1975 as Vice President and was appointed Senior Vice President in 1979 and Executive Vice President in 1997. In 1986, Mr. Greenberg became Senior Vice President, Administration and Operations, and in January of 1993, Senior Vice President, Consumer Services.

       Monte N. Redman has served as Executive Vice President and Chief Financial Officer of AFC since December 1997. He served as Senior Vice President, Treasurer and Chief Financial Officer of AFC from its formation in 1993 to 1997. He joined the Association in 1977. In 1979, he was named Assistant Controller, and, in 1982, Assistant Vice President. Mr. Redman became Vice President, Investment Officer in 1985, in 1989 was appointed Senior Vice President, Treasurer and Chief Financial Officer and, in 1997, was appointed Executive Vice President and Chief Financial Officer. He also serves as member of the Board of Directors of the National Tourette Syndrome Association.

       There is no family relationship between any director, any Board Nominee, any officer or any significant employee of AFC, except that Mr. Conefry's spouse is the niece of the sister-in-law of Mr. Conway.

Committees and Meetings of the Board

       The Board meets on a monthly basis and may have additional special meetings upon the request of the Chairman, President and Chief Executive Officer or any three (3) members of the Board. During the fiscal year ended December 31, 2001, the Board met twelve (12) times. No director attended less than seventy five percent (75%) of the total number of meetings held by the Board and its committees on which such director served. The Board has established three (3) standing committees.

       The Compensation Committee consists of Mr. Connors, as Chairman, and Messrs. Burger, Donahue, Palleschi and Wenk. The function of the Compensation Committee is to review the performance and compensation of the officers of AFC, make recommendations to the Board with respect thereto and administer the Astoria Financial Corporation 1993 Incentive Stock Option Plan, or the Incentive Option Plan, the 1996 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, or the 1996 Officer Option Plan, the 1999 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, or the 1999 Officer Option Plan, including the granting of options pursuant thereto, the 1996 Stock Option Plan for Outside Directors of Astoria Financial Corporation, or the 1996 Directors Option Plan, and the 1999 Stock Option Plan for Outside Directors of Astoria Financial Corporation, or the 1999 Directors Option Plan. This committee meets as needed and met three (3) times during 2001.

       The Nominating Committee currently consists of Messrs. Conefry, Peters and Powderly. The purpose of this committee is to recommend to the Board nominees for election to the Board with respect to those directorships which become vacant or whose terms expire at the next annual meeting of shareholders, to review any nominations for election to the Board made by any shareholder of AFC and to determine compliance with the provisions of the Bylaws of AFC applicable thereto. See "Additional Information - 'Shareholders Proposals' and 'Notice of Business to be Conducted at an Annual Meeting'." The committee meets as needed and met one (1) time during 2001.

       The Audit Committee consists of Mr. Donahue, as Chairman, and Messrs. Burger, Connors, Haeffner, Palleschi and Waters. The function of the Audit Committee is to carry out the duties and responsibilities set forth in the Charter of the Audit Committee, including but not limited to, reviewing (i) the scope and results of the audits and reviews performed by the internal and the independent auditors of AFC, (ii) the internal controls and accounting systems and policies of AFC, (iii) the basis for certain reports to the Association's regulatory authorities, and (iv) reports of examination of AFC and the Association issued by the Office of Thrift Supervision or other regulatory authorities. This committee meets, at a minimum, on a quarterly basis, and met four (4) times during 2001. See "Audit Committee - Report of the Audit Committee" below.

Transactions with Certain Related Persons

       It is the policy of AFC and the Association that all transactions, including loans, between AFC or the Association and its directors, executive officers, members of their families, holders of ten percent (10%) or more of the shares of any class of its common stock, and affiliates thereof, may be made only in the ordinary course of AFC's and the Association's business and contain terms no less favorable to AFC or the Association than could have been obtained in arms-length negotiations with unaffiliated persons and will be approved by a majority of the independent outside directors of AFC or the Association, respectively, not having any interest in the transaction or, as allowed by law, are benefits provided generally to all full time employees of the Association on a nondiscriminatory basis and such benefits have been similarly approved by the Board. Loans may not involve more than the normal risk of collection or present other unfavorable features. All loans outstanding to the directors, Board Nominees or executive officers of AFC or members of their immediate families were made in conformity with the Association's policy in this regard and have not been disclosed as non-accrual, past due, restructured or potential problem loans.

       Effective December 29, 2000, AFC entered into an agreement, or the Settlement Agreement, with John J. Conefry, Jr. pursuant to which Mr. Conefry resigned as an executive officer of AFC and his rights pursuant to his employment agreement with AFC were settled. Pursuant to the Settlement Agreement, AFC during 2001 continued to provide him with life and health insurance coverage on the same basis as if he had remained an employee of AFC for a period of three years. On December 30, 2000, Mr. Conefry assumed the role of Chairman of AFC's Litigation Advisory Committee, established in connection with the action entitled The Long Island Savings Bank, FSB v. The United States
                         ------------------------------------------------------
pending before the United States Court of Federal Claims, pursuant to a Litigation Advisory Committee Consulting Agreement, or the Consulting Agreement, entered into as of April 2, 1998. The Consulting Agreement provided for the payment of a retainer to Mr. Conefry equal to $400,000 per annum and was terminated on September 30, 2001.

       For a discussion of the compensation received by directors, Board Nominees and executive officers, see "Director Compensation" and "Executive Compensation."

Security Ownership of Management

     The following table sets forth certain information concerning the interests in AFC Common Stock as of the Record Date of each director or Board Nominee of AFC, each executive officer of AFC named in the Summary Compensation Table and all directors and executive officers of AFC as a group. For purposes of the Annual Meeting, AFC Common Stock is the only AFC voting stock outstanding.

                                             Amount and Nature
     Name of Beneficial Owner           of Beneficial Ownership (1)(2)       Percent of Class (3)
     ------------------------           ------------------------------       -------------------
George L. Engelke, Jr.                           1,947,469 (4)                       2.14
Gerard C. Keegan                                   299,653 (5)
Andrew M. Burger                                   160,630
John J. Conefry, Jr.                                79,808 (6)
Denis J. Connors                                   229,086 (7)
Robert J. Conway                                   150,344
Thomas J. Donahue                                  213,932 (8)
Peter C. Haeffner, Jr.                              36,096 (9)
Ralph F. Palleschi                                  38,000
Lawrence W. Peters                                  54,886
Thomas V. Powderly                                  92,000 (10)
Leo J. Waters                                       30,160 (11)
Donald D. Wenk                                     161,872
Arnold K. Greenberg                                976,408 (12)                      1.08
Monte N. Redman                                    489,233 (13)
Thomas W. Drennan                                  328,931 (14)
All directors, Board Nominees and executive
officers as a group (17 persons)                5,014,624 (15)                       5.43

_____________________________________

(1) Except as otherwise indicated, each person listed has sole voting and investment power with respect to the shares of AFC Common Stock indicated.
(2) Included are shares of AFC Common Stock which could be acquired within 60 days of the Record Date pursuant to options to acquire AFC Common Stock as follows: Mr. Engelke (774,200 shares), Mr. Keegan (197,000 shares), Mr. Burger (120,628 shares), Mr. Conefry (16,000 shares), Mr. Connors (124,628 shares), Mr. Conway (97,174 shares), Mr. Donahue (104,628 shares), Mr. Haeffner (24,000 shares), Mr. Palleschi (32,000 shares), Mr. Peters (29,212 shares), Mr. Powderly (4,000 shares), Mr. Waters (28,768 shares), Mr. Wenk (107,822 shares), Mr. Greenberg (85,000 shares), Mr. Redman (306,126 shares), Mr. Drennan (103,000 shares), and all directors, Board Nominees and executive officers as a group (2,294,098 shares).
(3) Except as otherwise indicated, the percent of class beneficially owned does not exceed one percent (1.00%).
(4) Included are 516,633 shares of AFC Common Stock as to which Mr. Engelke has shared voting and investment power, 20,363 shares of AFC Common Stock as to which he has shared voting and no investment power, and 18,388 shares of AFC Common Stock as to which he has shared voting and sole investment power.
(5) Included are 27,318 shares of AFC Common Stock as to which Mr. Keegan has shared voting and investment power and 8,833 shares of AFC Common Stock as to which he has shared voting and no investment power.
(6) Included are 1,160 shares of AFC Common Stock as to which Mr. Conefry has shared voting and no investment power.
(7) Included are 46,000 shares of AFC Common Stock as to which Mr. Connors has shared voting and investment power.
(8) Included are 109,300 shares of AFC Common Stock as to which Mr. Donahue has shared voting and investment power.
(9) Included are 600 shares of AFC Common Stock as to which Mr. Haeffner has shared voting and investment power.
(10) Included are 87,592 shares of AFC Common Stock as to which Mr. Powderly has shared voting and investment power.
(11) Included are 570 shares of AFC Common Stock as to which Mr. Waters has shared voting and investment power.
(12) Included are 513,068 shares of AFC Common Stock as to which Mr. Greenberg has shared voting and investment power, 20,363 shares of AFC Common Stock as to which he has shared voting and no investment power, and 30,057 shares of AFC Common Stock as to which he has shared voting and sole investment power.
(13) Included are 1,538 shares of AFC Common Stock as to which Mr. Redman has shared voting and investment power and 20,363 shares of AFC Common Stock as to which he has shared voting and no investment power.
(14) Included are 166,246 shares of AFC Common Stock as to which Mr. Drennan has shared voting and investment power, 20,363 shares of AFC Common Stock as to which he has shared voting and no investment power, and 21,762 shares of AFC Common Stock as to which he has shared voting and sole investment power.
(15) Included are 1,018,535 shares of AFC Common Stock as to which directors, Board Nominees and executive officers, as a group, have shared voting and investment power, 107,567 shares of AFC Common Stock as to which they have shared voting and no investment power, and 74,147 shares of AFC Common Stock as to which they have shared voting and sole investment power.

Director Compensation

     Directors' and Other Fee Arrangements

     All non-employee directors of AFC receive an annual retainer of $20,000. No additional fees for attendance at Board or committee meetings are paid. All members of the Board also serve as directors of the Association. All non-employee directors of the Association receive an annual retainer of $40,000. No additional fees for attendance at Association Board of Directors or committee meetings are paid.

     Directors' Option Plans

     AFC maintains the AFC 1993 Stock Option Plan for Outside Directors, or the 1993 Directors Option Plan, and the 1996 Directors Option Plan, pursuant to which options were previously granted to directors, but which have remained frozen by the Board since 1996 and 1999, respectively. AFC also maintains the 1999 Directors Option Plan pursuant to which non-employee directors of AFC and the Association are granted options on terms previously approved by the shareholders of AFC.

     Pursuant to the 1999 Directors Option Plan, each person who first becomes a non-employee director of AFC or the Association after May 19, 1999 is granted, on the 15th day of the month following the month in which he or she becomes a non-employee director, an option to purchase 8,000 shares of AFC Common Stock at an exercise price per share equal to the closing bid quotation for AFC Common Stock on The Nasdaq Stock Market on the date of grant. In addition, on January 15th of each succeeding year, each person who is then a non-employee director receives a grant of an option to purchase an additional 4,000 shares of AFC Common Stock at an exercise price per share equal to the closing bid quotation for AFC Common Stock on The Nasdaq Stock Market on the date of grant. All options granted pursuant to the 1999 Directors Option Plan vest and become exercisable upon grant.

     All options granted under the 1993 Directors Option Plan, the 1996 Directors Option Plan or the 1999 Directors Option Plan expire upon the earlier of 10 years following the date of grant or one year following the date the director ceases to be a director for any reason other than removal for cause, in which case the director's options immediately terminate.

     Directors' Retirement Plan

     This plan provides retirement benefits for directors with at least 10 years of service, who are not and have not been employees of AFC, the Association or any of their predecessors in interest. The benefit is a life annuity payable beginning in the month following termination of service as a director or attainment of age 65, whichever is later. The annual benefit amount is equal to 100% of the annualized aggregate rate of fees paid for service as a non-employee director of AFC or the Association for the last month of service prior to retirement, reduced by 5% for each year that the director's years of service is less than 20 years. In the event of a change of control of AFC or the Association, each director may require the Association or its successor to pay either (1) a lump sum payment, within 30 days following the change of control or upon the director ceasing to serve as a director, whichever is later, equal to the actuarially determined present value of the future benefits payable to the director or (2) an amount into a grantor trust adequate to fund the benefits as they become otherwise due. Pursuant to the terms of the plan, the LIB Acquisition constituted a change of control of AFC. In March 1999, AFC and the Association amended this plan to provide that no director who first joins the Board or the Board of Directors of the Association after March 1, 1999 will be eligible to participate in the plan.

     Directors Deferred Compensation Plan

     Pursuant to this plan, outside directors of either AFC or the Association may elect to defer receipt of all or any part of their directors' fees. Deferred fees are carried on the books of AFC as an unfunded obligation and are credited with interest quarterly at a rate equal to the average of AFC's consolidated cost of funds and yield on investments for the preceding quarter, unless the cost of funds exceeds the yield on investments, in which case the rate is based upon the preceding quarter's consolidated yield on investments. In the event of a change of control of AFC or the Association, each participating director may elect that his fees, with accrued interest, be placed in a grantor trust established for the benefit of the director, applied to the purchase of an insurance company annuity contract, or be paid directly by AFC or its successor.

     Directors' Death Benefit

     This plan provides that if a non-employee director dies while in service as a director of AFC or the Association, the decedent's designated beneficiary will receive from AFC a payment equal to the decedent's aggregate directors' fees for the last month of service as a director of AFC and the Association annualized. If a director leaves the service of AFC and the Association for any reason other than death, all rights to any benefit under this plan cease.

Executive Compensation

     The Report of the Compensation Committee on Executive Compensation and the Stock Performance Chart shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference, and otherwise shall not be deemed "soliciting materials" filed with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

     Report of the Compensation Committee on Executive Compensation

     Under rules established by the SEC, AFC is required to provide certain data and information regarding the compensation and benefits provided to AFC's Chief Executive Officer and certain other executives of AFC. The disclosure requirements for the Chief Executive Officer and such other executives include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of AFC, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement.

     General. The compensation of the executive officers of AFC for fiscal year 2001 was reviewed by the Compensation Committee of AFC in December 2000 and January 2001 and was ratified and approved by the Board.

     The Compensation Committee of AFC met on three (3) occasions during fiscal 2001. It met to review corporate performance against established target awards, performance goals and corporate performance measures to determine the awards to be made to the executive officers pursuant to the Astoria Financial Corporation Executive Officer Incentive Plan, or the Executive Incentive Plan, for 2000 and to establish target awards, performance goals and corporate performance measures to be utilized with respect to the executive officers pursuant to the Executive Incentive Plan for 2001. The Committee met in connection with AFC's declaration of a 100% common stock dividend distributed on December 3, 2001 to common shareholders of record as of the close of business on November 15, 2001, or the Stock Dividend. The purpose of the meeting was, among other things to adjust options previously granted pursuant to the Incentive Option Plan, the 1996 Officer Option Plan and the 1999 Officer Option Plan so as to prevent dilution of the rights and benefits of the option holders in accordance the terms of the applicable option plans and the agreements pursuant to which such options were granted. Such options were adjusted to double the number of shares of AFC Common Stock with respect to which the option was applicable and halving the exercise price with respect to such shares. The Committee also met and granted stock options under the 1999 Officer Option Plan to, among others, executive officers, reviewed the performance of the executive officers and established compensation levels for the executive officers of AFC for fiscal year 2002.

     Executive Compensation Philosophy. The primary objective of the executive compensation program of AFC and the Association is to attract and retain highly skilled and motivated executive officers who will manage AFC in a manner to promote prudent growth and profitability and advance the interests of its shareholders. The compensation program is designed to provide levels of compensation which are competitive and reflective of the organization's performance in achieving its goals and objectives, both financial and non-financial, as determined in its business plan. The program aligns the interests of the executives with those of the shareholders of AFC by providing a proprietary interest in AFC, the value of which can be significantly enhanced by the appreciation of AFC Common Stock. The program also seeks to adequately provide for the needs of the executives upon retirement based upon the length of service provided to AFC and the Association and the appreciation of AFC Common Stock.

     In structuring its executive compensation program, AFC considers the before and after tax financial impact the program will have on AFC and the Association.
Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code places a limitation of $1 million on the deductibility by AFC of certain elements of compensation earned by each of the executives named in the "Summary Compensation Table" on page 15, referred to individually as a Named Executive or collectively as the Named Executives, who were employed by AFC or the Association at year end. This limitation does not apply to all institutions within AFC's industry or to all companies from which it would recruit executive personnel. AFC has generally submitted compensation and benefit plans to its shareholders for approval when required in order to maintain the deductibility of payments made to the Named Executives. As a result of the approval of such plans and based upon the level and composition of the compensation of its executive officers, the limitations contained in Section 162(m) of the Code did not impact the financial condition or results of operations of AFC for the year ended December 31, 2001.

     The executive compensation program of AFC consists of four (4) elements:
Base Salary, Short-term Incentive Compensation, Long-term Incentive Compensation and Retirement Benefits. The following is a discussion of each of these components.

     Base Salary. Salary levels are designed to be competitive with cash compensation levels paid to similar executives at banking and thrift institutions of similar size and standing, giving due consideration to the marketplace in which AFC and the Association operate. Base salary is considered in conjunction with the short-term incentive compensation component of the executive compensation program. Base salary is set at a level to provide a reasonably competitive level of base compensation even if AFC, due to factors outside of the control of the executives, fails to meet its minimum threshold targets such that no awards are made under the short-term incentive component of the compensation program.

     To determine whether or not base salary and short-term incentive compensation, discussed below, for 2001 were set at levels that were competitive, the Compensation Committee reviewed a number of sources of information, including the SNL Executive Compensation Review 2000, Thrift Institutions, the SNL Executive Compensation Review 2000, Commercial Banks and a study by William M. Mercer, Inc. commissioned by AFC and the Association in 1998 in connection with the LIB Acquisition. Particular emphasis was placed on those institutions that were of similar asset size and standing to that of AFC.

     As a result of their analysis, the Compensation Committee in December 2000 approved, and the Board ratified, total 2001 base salary compensation of $2,800,000 for the six (6) executive officers who remained throughout 2001, compared to $2,590,000 paid to such officers for 2000. The Chief Executive Officer received a salary increase to $875,000 per annum. The remaining five (5) executive officers received increases for 2001 averaging 8.15%, ranging from a high of 10.91% to a low of 6.67%. All such increases reflected contributions to the goals and objectives of AFC and the increased cost of living within the market from which AFC draws its workforce.

     Short-term Incentive Compensation. Short-term incentive compensation consists of awards paid pursuant to the Executive Incentive Plan. The Board and Compensation Committee of AFC recognize that the operation of AFC is substantially affected by the environment in which it operates. It is expected that its executives will maintain systems in place to monitor that environment and will take steps to foresee and manage the various risks that such environment presents. The Board and the Compensation Committee also believe that, to be effective, the attainment of targets established under the short-term incentive component of the compensation program should be both challenging, yet prudently attainable.

     The Executive Incentive Plan for 2001 provided for a target incentive equal to sixty-five percent (65%) of base salary for the Chief Executive Officer and forty percent (40%) of base salary in the case of each of the other executive officers.

     The performance measurement utilized for 2001 was the diluted earnings per share of AFC Common Stock. A series of achievement levels was established, with each level assigned a percentage award from zero percent (0%) up to two hundred percent (200%). The zero percent (0%) award represented performance below a reasonable threshold level of achievement. The Compensation Committee of AFC, which administers the plan, has discretion under the Executive Incentive Plan to reduce an award, but not to increase it.

     For fiscal year 2001, the Compensation Committee, pursuant to the terms of the Executive Incentive Plan, certified that AFC's financial performance resulted in awards of two hundred percent (200%) of the applicable target incentive.

     Long-term Incentive Compensation. The long-term incentive compensation portion of AFC's and the Association's compensation program consists of the Incentive Option Plan, the 1996 Officer Option Plan and the 1999 Officer Option Plan. These plans are designed to provide incentives for long-term positive performance of the executive and other officers and to align their financial interests with those of AFC shareholders by providing the opportunity to participate in AFC Common Stock price appreciation, if any, which may occur after the date of grant of stock options pursuant to such Plans.

     See the table on page 8 related to the beneficial ownership of AFC Common Stock by the directors, Board Nominees and executive officers of AFC and "Executive Compensation - Incentive Option Plans" on pages 16 through 18 for further information regarding options with respect to the Named Executives.

     Retirement Benefits. Retirement benefits are designed to provide for an adequate level of income to each executive officer following his or her retirement from AFC and the Association based upon length of service and to support the goals and objectives of the rest of the compensation program. The retirement benefits are provided through the Association ESOP, the Association Incentive Savings Plan, the Association Employees' Pension Plan, or the Pension Plan, the Association Excess Benefit Plan, or the Excess Plan, and the Association Supplemental Benefit Plan, or the Supplemental Plan. See "Executive Compensation - Pension Plans" for a description of the Pension Plan, the Excess Plan and the Supplemental Plan which are all defined benefit pension plans.

     The Association maintains the Association ESOP and ESOP Trust for the benefit of the salaried employees of AFC and the Association. The Association ESOP provides for the allocation of shares of AFC Common Stock and other contributions, if any, based on payments by the Association of restructured loans made by AFC to the Association ESOP. See the "Summary Compensation Table" on page 15 and the table on page 8 related to the beneficial ownership of AFC Common Stock by the directors, Board Nominees and executive officers of AFC for further information regarding the ownership of AFC Common Stock by the Named Executives.

     Compensation of the Chief Executive Officer. The Compensation Committee met in December 2000 to review the performance of the executive officers during 2000, to establish recommended compensation levels for such officers for 2001 and to commence discussions regarding appropriate goals and participation levels with respect to such officers' participation in the Executive Incentive Plan.

     At the December 2000 meeting, the projected financial performance of AFC and the accomplishment of financial and non-financial goals and objectives of AFC and the Association, as set forth in the prior year business plan, were reviewed as was the performance of the executive officers of AFC. Mr. Engelke provided to the Compensation Committee his insights as to both his own performance and that of the other executive officers.

     The Compensation Committee, based upon these discussions, determined the level of salary for the executive officers, including the Chief Executive Officer, to take effect January 1, 2001. As part of that determination, the Compensation Committee utilized relative information provided in the SNL Executive Compensation Review 2000, Thrift Institutions, the SNL Executive Compensation Review 2000, Commercial Banks and a study by William M. Mercer, Inc. commissioned by AFC and the Association in 1998 in connection with the LIB Acquisition. The Compensation Committee recommended, and the Board approved, that the compensation of the Chief Executive Officer be increased from $810,000 per annum in 2000 to $875,000 per annum in 2001. This increase reflected not only the increased cost of living, but also the overall performance of both Mr. Engelke and AFC.

                          Compensation Committee of AFC

               Denis J. Connors, Chairman              Ralph F. Palleschi
               Andrew M. Burger                        Donald D. Wenk
               Thomas J. Donahue

     Compensation Committee Interlocks and Insider Participation.

     Recommendations to the Compensation Committee of AFC with respect to both executive officers' and non- executive officers' salaries are presented by Mr. Engelke. Mr. Engelke also provides insight to the Compensation Committee regarding his performance and that of the other officers of AFC, both executive and non-executive, and provides other recommendations regarding executive officer compensation. Mr. Engelke does not participate in the Committee's deliberations or approval of compensation issues relating to himself. There are no interlocking relationships requiring disclosure in this Proxy Statement between any executive officers of AFC, members of the Compensation Committee of AFC and any other entity.

     Stock Performance Chart.

     The following graph shows a comparison of cumulative total shareholder return on AFC Common Stock for its last five fiscal years commencing on January 1, 1997, with the cumulative total returns of both a broad market index, the Nasdaq (U.S.) Index produced by the Center for Research in Security Prices, or CRSP, at the University of Chicago and a peer group index, the Nasdaq Financial Stock Index, which is also produced by CRSP. In addition, for comparison purposes, total shareholder returns have been included for the same period for both the Standard & Poor's 500 Stock Index and the Standard & Poor's Bank Index The peer group index set forth in the graph below consists of a different set of institutions than that considered by the Compensation Committee or the Board in determining the compensation of the executive officers.

                    Comparison of Cumulative Total Return of
          AFC Common Stock and Market, Peer Group and Other Indices (1)


                                    [GRAPH]


                   AFC Common       Nasdaq (U.S.)     Nasdaq Financial     S&P 500 Stock    S&P Bank
                   ----------       -------------     ----------------     -------------    --------
                      Stock            Index            Stock Index            Index         Index
                      -----            -----            -----------            -----         -----
Dec. 31, 1996      $ 100.000        $ 100.000            $ 100.000          $ 100.000       $ 100.000
Dec. 31, 1997        153.008          122.477              152.927            133.370         143.940
Dec. 31, 1998        127.732          172.681              148.572            171.440         153.370
Dec. 31, 1999        87.164           320.894              147.582            207.520         133.890
Dec. 31, 2000        160.637          193.013              159.398            188.620         157.300
Dec. 31, 2001        160.062          153.153              175.343            166.220         158.190

_____________________
(1) Assumes $100 invested at the close of business on December 31, 1996 and all dividends reinvested through the end of AFC's fiscal year ended December 31, 2001.

     Summary Compensation Table

     The following table shows, for the fiscal years ended December 31, 2001, 2000 and 1999, the cash compensation paid by AFC and the Association, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer, the next four highest paid executive officers of AFC and the Association as of December

31, 2000 who received salary and bonuses in excess of $100,000 for the 2001 fiscal year and any additional individual who would have been listed among the next four highest paid executive officers of AFC and the Association, but for the fact that he was not an executive officer as of December 31, 2001.

                                        Annual Compensation           Long Term Compensation
                                       ---------------------       -------------------------------
                                                                           Awards          Payouts
                                                                   ----------------------  -------
                                                          Other                Securities            All
                                                          Annual   Restricted  Underlying           Other
                                                          Compen-    Stock      Options/    LTIP    Compen-
Name and                             Salary     Bonus     sation     Awards       SARs     Payouts  sation
Principal Positions         Year      ($)      ($)(1)      ($)       ($)(2)      (#)(2)      ($)    ($)(3)
-------------------         ----    -------    ------     -------   --------    --------   -------  -------
George L. Engelke, Jr.      2001    875,000   1,137,500    ---         ---       250,000     ---    27,819
   Chairman, President,     2000    810,000     368,550    ---         ---       280,000     ---    35,195
   CEO and Director         1999    750,000     828,750    ---         ---       226,000     ---    33,398

Monte N. Redman             2001    450,000     360,000    ---         ---        88,000     ---    27,819
   Executive Vice           2000    410,000     114,800    ---         ---       100,000     ---    35,195
   President and Chief      1999    375,000     255,000    ---         ---        80,000     ---    33,398
   Financial Officer

Gerard C. Keegan            2001    400,000     320,000    ---         ---        72,000     ---    27,819
   Vice Chairman,           2000    375,000     105,000    ---         ---        80,000     ---    35,195
   Chief Administrative     1999    350,000     238,000    ---         ---        56,000     ---    27,523
   Officer and Director

Thomas W. Drennan           2001    400,000     320,000    ---         ---        71,000     ---    27,819
   Executive Vice           2000    375,000     105,000    ---         ---        80,000     ---    35,195
   President                1999    350,000     238,000                ---        60,000     ---    33,398

Arnold K. Greenberg         2001    370,000     296,000    ---         ---        67,000     ---    27,819
   Executive Vice           2000    345,000      96,600    ---         ---        70,000     ---    35,195
   President                1999    320,000     217,600    ---                    56,000     ---    33,398

________________________

(1) Consists of payments pursuant to the Executive Incentive Plan. This plan is a Short-term Incentive Plan. See "Executive Compensation - Report of the Compensation Committee on Executive Compensation" on pages 10 through 13 above.
(2) Options with limited stock appreciation rights, or LSARs, attached were granted to the Named Executives during 2001, 2000 and 1999. No freestanding stock appreciation rights, or SARs, have been granted to the Named Executives. Securities Underlying Options/SARs have been adjusted to reflect the two for one stock split distributed in the form of a stock dividend on December 3, 2001. See "Executive Compensation - Incentive Option Plans" on pages 16 through and 18.
(3) Represents the fair market value of AFC Common Stock and cash which was allocated under the Association ESOP to the account of the Named Executive for the year ended December 31, 2001, 2000 and 1999, respectively, based upon the closing price per share of AFC Common Stock of $26.46, $27.1565, and $15.219 as quoted on The Nasdaq Stock Market on December 31, 2001, December 29, 2000 and December 31, 1999, respectively.

     Employment Agreements

     AFC and the Association have entered into employment agreements with each of the executive officers. The employment agreements each provide for a three-year term. The Association's employment agreements each run from the first day of January. Prior to January 1st each year, the Board of Directors of the Association may extend the employment agreements with the Association for an additional year such that the remaining terms shall be 3 years. Prior to January 1, 2002, such employment agreements were so extended. The agreements with AFC automatically extend daily, so as to maintain their original term, unless written notice of non-renewal is given by the Board. No such notice has been given to any current executive officer.

     The employment agreements provide for minimum salaries and the executives' participation in retirement plans, group life, medical and disability insurance plans and any other employee benefit programs. The employment agreements also provide that AFC and the Association will maintain, for the benefit of the executives, directors' and officers' liability insurance and will indemnify the executives on prescribed terms for claims and related costs and liabilities arising from the services provided pursuant to the employment agreements for a period of six years beyond the termination of such agreements.

     The employment agreements provide for termination of each of the executives' employment at any time by AFC or the Association with or without cause. Each executive would be entitled to a severance payment in the event the executive's employment terminates (1) due to AFC's or the Association's respective (A) failure to re-elect the executive to his current office, and in Messrs. Engelke's and Keegan's employment agreements, to the Board; (B) failure by whatever cause to vest in the executive the functions, duties or responsibilities prescribed for the executive in such agreement; (C) material breach of the employment agreements or reduction of the executive's base salary or other change to the terms and conditions of the executive's compensation and benefits which either individually or in the aggregate, as to such executive, has a material adverse effect on the aggregate value of the total compensation package provided to such executive; or (D) relocation of the executive's principal place of employment outside of Nassau or Queens Counties of New York; or (2) for reasons other than (A) for cause; (B) voluntary resignation, except as a result of the actions specified under clause (1) above or following a change of control, as defined in the agreements; (C) following the executive's attainment of mandatory retirement age for executive officers (currently 70 years of age); (D) death; (E) long term disability; or (F) expiration of the term of the employment agreement.

     The severance payment to which an executive would be entitled includes: (1) continued life, medical and disability insurance benefits for the remainder of the contract term; (2) a lump sum payment equal to the salary, potential incentive compensation, present value of pension benefits, and the profit-sharing and ESOP benefits the executive would have earned during the remainder of the contract term; (3) accelerated vesting of all outstanding options and restricted stock awards; and (4) a cash settlement, at the election of AFC or the Association, of all outstanding options and restricted stock awards.

     For any taxable year in which an executive would be liable for the payment of excise taxes under Section 4999 of the Code with respect to any compensation paid by AFC or any of its affiliated companies, AFC will pay to or on behalf of the executive, an amount, in addition to the severance payment, sufficient to maintain the after-tax severance benefit as though the excise tax specified in
Section 4999 of the Code did not apply.

     Incentive Option Plans

     The following table sets forth all grants of options (and LSARs) under the 1999 Officer Option Plan to the Named Executives during 2001 and contains certain information about the potential value of these options based upon certain assumptions as to the appreciation of AFC Common Stock over the life of the option. During 2001, no options or SARs were granted pursuant to either the Incentive Option Plan or the 1996 Officer Option Plan, nor did AFC adjust or amend the exercise price of any stock options or SARs previously awarded to any of the Named Executives, except as follows. On December 3, 2001, AFC issued the Stock Dividend. In order to prevent dilution of the rights and benefits of current holders of AFC options and pursuant to the terms of the option plans and agreements pursuant to which such options were granted all outstanding AFC options as of December 3, 2001 were adjusted to double the number of shares of AFC Common Stock with respect to which the option was applicable and halving the exercise price with respect to such shares.

                               Option/SAR Grants in Last Fiscal Year

                                                                                             Potential
                                                                                        Realizable Value at
                                                                                           Assumed Annual
                                                                                           Rates of Stock
                                                                                                Price
                                                                                            Appreciation
                                            Individual Grants                              for Option Term (3)
                        --------------------------------------------------------  -----------------------------------
                                      % of Total
                                      Options/
                        Securities    SARs
                        Underlying    Granted to   Exercise
                        Options/      Employees    or Base
                        SARs          in Fiscal    Price Per        Expiration
                        Granted (1)   Year         Share (2)            Date            5%                  10%
                        --------------------------------------------------------  -----------------------------------
George L. Engelke, Jr.    250,000       23.98%     $ 25.25          12/18/2011      $ 3,969,897        $ 10,060,499
Monte N. Redman            88,000        8.44%     $ 25.25          12/18/2011      $ 1,397,404        $  3,541,296
Gerard C. Keegan           72,000        6.91%     $ 25.25          12/18/2011      $ 1,143,330        $  2,897,424
Thomas W. Drennan          71,000        6.81%     $ 25.25          12/18/2011      $ 1,127,451        $  2,857,182
Arnold K. Greenberg        67,000        6.43%     $ 25.25          12/18/2011      $ 1,063,932        $  2,696,214

_______________________________

(1) Each Named Executive who received an option grant received an option to purchase 3,960 shares of AFC Common Stock which are intended to qualify as an incentive stock option. The remainder are non-qualified stock options. All options granted to the Named Executives have a ten year term and vest on January 10, 2005. See "Executive Compensation - Employment Agreements" on pages 15 and 16. All such options also vest and become immediately exercisable upon death, disability, retirement or in the event of a change in control or threatened change in control, as defined in the 1999 Officer Option Plan. All such options were granted in tandem with LSARs which provide that, in the event of a change in control, during the period commencing on the change in control and ending at the latter of six (6) months following such date or thirty (30) days following the earliest date on which the Named Executive may exercise the LSAR without subjecting himself to liability under Section 16 of the Exchange Act, the Named Executive may, in lieu of exercising the option, surrender the option and receive a payment in cash, on a per share basis, equal to the difference between the exercise price per share and the greater of (1) the highest price paid per share of AFC Common Stock by any person who initiated or sought to effect the change in control during the one-year period ending on the date of the change in control or (2) the average of the fair market value per share as defined in the 1999 Officer Option Plan over the last ten trading days preceding the date of exercise of the LSAR.
(2) The exercise price may be paid in whole or in part in cash or through the surrender of previously held shares of AFC Common Stock.
(3) The amounts stated assume the specified annual rates of appreciation only. Actual experience is dependent on the future performance of AFC Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

         The following table provides certain information with respect to options exercised by the Named Executives during 2001 and the number of shares of AFC Common Stock represented by outstanding stock options held by the Named Executives as of December 31, 2001. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any outstanding stock options and the closing price per share of AFC Common Stock of $26.46 as quoted on The Nasdaq Stock Market on December 31, 2001.

                        Fiscal Year End Option/SAR Values

                                                                        Number of                  Value of
                                                                        Securities Underlying      Unexercised
                                                                        Unexercised                in-the-Money
                                                                        Options/SARS               Options/SARs
                                                                        at Fiscal Year-            at Fiscal Year-
                                                                        End (#)                    End ($)
                             Shares Acquired                            Exercisable/               Exercisable/
       Name                  on Exercise (#)      Value Realized (1)    Unexercisable (2)          Unexercisable (2) (3)
---------------------        --------------       ------------------    -----------------          ---------------------
George L. Engelke, Jr.                 0             $         0        974,200/756,000            $15,205,607/$3,359,135
Monte N. Redman                   40,000             $   966,800        310,564/268,000            $ 4,194,461/$1,189,905
Gerard C. Keegan                  75,000             $ 1,718,531        222,000/208,000            $ 3,087,650/$  861,680
Thomas W. Drennan                145,564             $ 3,412,020        103,000/211,000            $   357,780/$  906,560
Arnold K. Greenberg                    0                       0         85,000/193,000            $   326,350/$  839,468

___________________________

(1) Represents the fair market value per share of AFC Common Stock as quoted on The Nasdaq Stock Market on the day the option was exercised minus the exercise price per share of the option exercised times the number of shares of AFC Common Stock as to which the option was exercised.
(2) Whether an option is exercisable or unexercisable is determined as of the Record Date.
(3) Represents the fair market value per share of AFC Common Stock at fiscal year end based upon the closing price of $26.46, as quoted on The Nasdaq Stock Market on December 31, 2001, minus the exercise price per share of the options outstanding times the number of shares of AFC Common Stock as to which the option relates. Excluded are options with an exercise price in excess of $26.46.

         Pension Plans

         The Employees' Pension Plan is a non-contributory defined benefit pension plan for the benefit of eligible employees. The Excess Plan is a non-qualified plan that provides benefits that would have been provided under the Employees' Pension Plan but for the maximum annual benefit limitation in
Section 415 of the Code ($130,841 for 2001, payable in the form of a ten-year certain and continuous annuity at age 65) and the maximum annual compensation limitation in Section 401(a)(17) of the Code ($170,000 for 2001). The Supplemental Plan is a non-qualified plan under which selected participants in the Employees' Pension Plan receive the retirement benefits that would have been provided under the Employees' Pension Plan had the benefit formula in effect immediately prior to January 1, 1989 remained in effect.

         The following tables set forth the estimated annual benefits payable under the defined benefit pension plans described above upon retirement at age 65 in calendar year 2001, expressed in the form of a ten-year certain and continuous annuity, for the highest five-year average annual base wage (referred to in the table as remuneration) and years of service classifications specified.

Pension and Excess Plans

                                             Creditable Years of Service at Age 65 (1)
                          ----------------------------------------------------------------------------------
Remuneration (2)              15                20                25                30               35(3)
------------               --------          --------          --------          --------          --------
     $    125,000          $ 26,700          $ 35,500          $ 44,400          $ 53,300          $ 53,300

          150,000            32,700            43,500            54,400            65,300            65,300

          175,000            38,700            51,500            64,400            77,300            77,300

          200,000            44,700            59,500            74,400            89,300            89,300

          225,000            50,700            67,500            84,400           101,300           101,300

          250,000            56,700            75,500            94,400           113,300           113,300

          300,000            68,700            91,500           114,400           137,300           137,300

          400,000            92,700           123,500           154,400           185,300           185,300

          450,000           104,700           139,500           174,400           209,300           209,300

          500,000           116,700           155,500           194,400           233,300           233,300

          750,000           176,700           235,500           294,400           353,300           353,300

        1,050,000           248,700           331,500           414,400           497,300           497,300

Pension, Excess and Supplemental Plans

                                             Creditable Years of Service at Age 65 (1)
                          ----------------------------------------------------------------------------------
Remuneration (2)              15                20                25                30               35(3)
------------               --------          --------          --------          --------          --------
     $    125,000          $ 31,300          $ 41,700          $ 52,200          $ 62,600          $ 62,600

          150,000            38,800            51,700            64,700            77,600            77,600

          175,000            46,300            61,700            77,200            92,600            92,600

          200,000            53,800            71,700            89,700           107,600           107,600

          225,000            61,300            81,700           102,200           122,600           122,600

          250,000            68,800            91,700           114,700           137,600           137,600

          300,000            83,800           111,700           139,700           167,600           167,600

          400,000           113,800           151,700           189,700           227,600           227,600

          450,000           128,800           171,700           214,700           257,600           257,600

          500,000           143,800           191,700           239,700           287,600           287,600

          750,000           218,800           291,700           364,700           437,600           437,600

        1,050,000           308,800           411,700           514,700           617,600           617,600

___________________________

(1) The benefits listed in the retirement benefits tables are not subject to any Social Security or other offset amounts.
(2) Remuneration under the Employees' Pension Plan, the Excess Plan and the Supplemental Plan is calculated based upon the amount shown in the column of the "Summary Compensation Table" entitled "Salary" and does not include amounts shown in the column entitled "Bonus." The Employees' Pension Plan is a qualified plan and is subject to the compensation limit, described above, contained in Section 401(a)(17) of the Code for calculating the participant's benefit.
(3)       Benefits do not accrue for service in excess of 30 years.

          The Named Executives, as of December 31, 2001, had the following credited service (i.e., benefit service): George L. Engelke, Jr., 30 years 6 months; Monte N. Redman, 24 years 7 months; Gerard C. Keegan, 30 years 9 months; Thomas W. Drennan, 15 years 6 months; and Arnold K. Greenberg, 26 years 7 months.

Audit Committee

          The information set forth in this section, including but not limited to the Report of the Audit Committee, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that AFC specifically incorporates this information by reference and otherwise shall not be deemed "soliciting materials" filed with the SEC or subject to Regulations 14A or 14C of the SEC or subject to the liabilities of
Section 18 of the Exchange Act.

          It has been and continues to be the practice of the Board to maintain an Audit Committee of the Board. The Board has adopted a written Charter of the Audit Committee. The Charter specifies the purpose of the Audit Committee, the appointment and composition of its members, procedural matters with respect to its meetings, the responsibilities and duties of the Audit Committee and the reporting of Audit Committee activities and recommendations. The management of AFC is primarily responsible for the system of internal controls and financial reporting processes of AFC. The independent auditors are responsible to express an opinion on the consolidated financial statements of AFC based on an audit conducted in accordance with generally accepted accounting standards. Pursuant to the Charter of the Audit Committee, the Audit Committee is responsible to assist the Board in monitoring and overseeing the system of internal controls and these processes.

         AFC Common Stock is listed on The Nasdaq Stock Market. The Board has determined that the members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, as applicable.

         Report of the Audit Committee

         Under rules established by the SEC, AFC is required to provide certain data and information regarding the activities of its Audit Committee. In fulfillment of this requirement, the Audit Committee of AFC, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement.

         At its meeting held on March 20, 2002, the Audit Committee reviewed the Consolidated Financial Statements and discussed such statements with the management of AFC. At such meeting and at other meetings held during 2001, the Audit Committee discussed with its independent auditor, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, or SAS 61, "Communication with Auditing Committees." The matters required to be discussed pursuant to SAS 61 include, but are not limited to, significant accounting policies, management judgments and accounting estimates, audit adjustments, if any, disagreements with management, if any, difficulties encountered with management in performing the audit, if any, and fees from management advisory services, if any.

         The Audit Committee has received and reviewed the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has discussed with KPMG LLP the independence of KPMG LLP.

         Based upon the review and discussion referred to in this Report, the Audit Committee, at its meeting held on March 20, 2002, recommended to the Board that the Consolidated Financial Statements be included in the Annual Report on Form 10-K of AFC for the year ended December 31, 2001.

                             Audit Committee of AFC

               Thomas J. Donahue, Chairman       Peter C. Haeffner, Jr.
               Andrew M. Burger                  Ralph F. Palleschi
               Denis J. Connors                  Leo J. Waters

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         AFC's independent auditors, or principal accountant, for the fiscal year ended December 31, 2001 were KPMG LLP. Based the recommendation of its Audit Committee and after reviewing the qualifications of KPMG LLP and the thoroughness and quality of the work it has performed in the past for AFC and assuring itself that KPMG LLP is independent from AFC, its officers and directors and does not provide to AFC non-audit services to a degree that its independence may be impaired, the Board has reappointed KPMG LLP as independent auditors, or principal accountant, for AFC and the Association for the year ending December 31, 2002, subject to ratification of such appointment by the holders of the voting stock of AFC. Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

         The following chart reflects fees billed or fees estimated to be billed for professional or other services rendered by KPMG LLP for AFC's fiscal year ended December 31, 2001:

        KPMG LLP Fees Billed for the Fiscal Year ended December 31, 2001

                               Financial Information
                                Systems Design and
         Audit Fees(1)       Implementation Fees (2)          All Other Fees(3)
         -------------       -----------------------          -----------------
          $ 375,500                  $0                           $ 128,800
_________________________

(1) Audit Fees reflect aggregate fees billed or estimated to be billed for professional services rendered for the audit of AFC's Consolidated Financial Statements and the reviews of the financial statements included in AFC's Quarterly Reports on Form 10-Q during AFC's fiscal year ended December 31, 2001.

(2) Financial Information Systems Design and Implementation Fees reflect aggregate fees for professional services rendered for directly or indirectly operating, or supervising the operation of AFC's information system or managing AFC's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to AFC's financial statements taken as a whole.

(3) All Other Fees reflect aggregate fees billed or estimated to be billed for services rendered by KPMG LLP for the fiscal year ended December 31, 2001 which are not included under the captions "Audit Fees" or "Financial Information Systems Design and Implementation Fees."

       Of the items included under the caption "All Other Fees" above, $39,000 relates to audits of AFC's and the Association's employee benefit plans as required by federal law, $28,000 relates to tax review and assistance, $12,500 related to the audit of the Association's mortgage banking subsidiary and $13,500 relates to other required agreed upon procedures letters. In addition, $35,000 relates to the Association's annual due diligence review conducted in connection with its purchase of bank owned life insurance.

       The Audit Committee, as part of its review of the disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1, considered whether the provision of the services rendered, the fees for which are reflected in the chart above entitled "KPMG LLP Fees Billed for the Fiscal Year ended December 31, 2001" under the captions entitled "Financial Information Systems Design and Implementation Fees" and "All Other Fees", were, and found them to be, compatible with maintaining the independence of KPMG LLP.

       THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE
                                              ---------------------
APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF AFC.

Additional Information

       Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires AFC's directors and executive officers, among others, to file reports of ownership and changes in ownership of their equity securities of AFC with the Securities and Exchange Commission and to furnish AFC with copies of all such reports.

       Based solely upon a review of the copies of these Form 3 and 5 reports and amendments thereto received by AFC, AFC believes that all applicable filing requirements were complied with for 2001, and AFC does not know of any such persons who may have failed to file any required form or to report any required transaction on a timely basis, except for Mr. Leo J. Waters, a director of AFC, who did not, in one instance, report a required transaction on a timely basis by failing to report, as a result of a clerical error on the part of AFC's staff, the sale of 30,000 shares of AFC Common Stock on February 1, 2001, which transaction was subsequently reported by amendment on or about March 7, 2002.

       Cost of Proxy Solicitation

       The cost of solicitation of proxies by AFC, which is expected to be less than $90,000, will be borne by AFC. Georgeson Shareholder Communications Inc., or GSC, has been retained to assist in the solicitation of proxies under a contract providing for payment of a fee of $7,000 plus reimbursement for its expenses. In addition to solicitations by mail, GSC or a number of officers and employees of AFC and the Association may solicit proxies in person, by mail or by telephone, but none of these persons will receive any compensation for their solicitation activities in addition to their regular compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of AFC Common Stock held of record by such fiduciaries, and AFC will reimburse them for their reasonable expenses in accordance with the rules of the SEC and The Nasdaq Stock Market.

         Shareholder Proposals

         To be considered for inclusion in AFC's proxy statement and form of proxy relating to the annual meeting of shareholders to be held in 2003, a shareholder proposal, including a recommendation of a director nominee, must be received by the Secretary of AFC at the address set forth on the first page of this Proxy Statement not later than December 17, 2002. Any shareholder proposal will be subject to Rule (S)240.14a-8 promulgated by the SEC under the Exchange Act.

         Notice of Business to be Conducted at an Annual Meeting

         The Bylaws of AFC provide an advance notice procedure for a shareholder to properly bring business before an annual meeting or to nominate any person for election to the Board. The shareholder must give written advance notice to the Secretary of AFC not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth (10th) day following the date on which AFC's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on AFC's record of shareholders, the class and number of shares of AFC's capital stock that are beneficially owned by such shareholder, a brief description of the proposed business or the names of the person(s) the shareholder proposes to nominate, and, as to business which the shareholder seeks to bring before an annual meeting, the reason for conducting such business at the annual meeting and any material interest of such shareholder in the proposed business. In the case of nominations for election to the Board, certain information regarding the nominee must also be provided. Such nominations and related information would be reviewed by the Nominating Committee of the Board as described in "Committees and Meetings of the Board" on pages 6 and 7 above. Nothing in this paragraph shall be deemed to require AFC to include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received or any shareholder nomination.

         Other Matters Which May Properly Come Before the Meeting

         The Board knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, the dates by which shareholder proposals and notices of business to be conducted at an Annual Meeting having been previously disclosed, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as directed by the Board.

         Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are present at the Annual Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Annual Meeting.

         An additional copy of AFC's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2001, as filed with the SEC, will be furnished without charge to any shareholder upon written request to Astoria Financial Corporation, Investor Relations Department, One Astoria Federal Plaza, Lake Success, New York 11042-1085.

                                        By order of the Board,

                                        /s/ Alan P. Eggleston
                                        Alan P. Eggleston
                                        Executive Vice President, Secretary and
                                        General Counsel

Lake Success, New York
April 15, 2002

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                          ASTORIA FINANCIAL CORPORATION

                                 REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2002 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         The undersigned shareholder of Astoria Financial Corporation hereby authorizes and appoints John M. Graham Jr., William M. Thomas, Jr. or either of them proxy of the undersigned, with full power of substitution, to attend and act as proxy for the undersigned and to vote as designated below all shares of common stock of Astoria Financial Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Astoria Financial Corporation, to be held on May 15, 2002 at 9:30 a.m., Eastern Time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

         (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

                                                [X] Please mark
                                                    your votes
                                                    like this

     THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

     COMMON SHARES

1. The election of nominees 01 George L. Engelke, Jr., 02 Robert J. Conway, 03 Peter C. Haeffner, Jr., 04 Ralph F. Palleschi and 05 Leo J. Waters as directors for terms of three years each.

                        FOR                     WITHHOLD
                        [_]                       [_]

     To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

2. The ratification of the appointment of KPMG LLP as independent auditors of Astoria Financial Corporation for the fiscal year ending December 31, 2002.

                FOR                  AGAINST              ABSTAIN
                [_]                    [_]                  [_]

     Proposal Nos. 1 and 2 listed above in this revocable proxy were proposed by Astoria Financial Corporation. Other than Proposal Nos. 1 and 2, Astoria Financial Corporation is not currently aware of any other business that may come before the Annual Meeting. The persons named as proxies herein will vote the shares represented hereby as directed by the Board of Directors of Astoria Financial Corporation upon such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to postpone or adjourn the Annual Meeting.

     THIS PROXY IS REVOCABLE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

     The undersigned hereby acknowledges receipt, prior to the execution of this proxy, of a Notice of Annual Meeting of Shareholders of Astoria Financial Corporation, a Proxy Statement dated April 15, 2002 for the Annual Meeting and a 2001 Annual Report on Form 10-K of Astoria Financial Corporation.

Please sign and date below and return promptly in the enclosed postage-paid envelope.

X                       X                            Date: ______________
---------------------   -------------------------
Please sign name exactly as it appears hereon. If shares are registered in more than one name, all should sign, but if one signs, it binds the others. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                          ASTORIA FINANCIAL CORPORATION

                         CONFIDENTIAL VOTING INSTRUCTION

SOLICITED BY THE EMPLOYEE STOCK OWNERSHIP PLAN COMMITTEE, AS PLAN ADMINISTRATOR,
              FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION
                          EMPLOYEE STOCK OWNERSHIP PLAN

         As a named fiduciary, the undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP") hereby provides the voting instructions hereinafter specified to CIGNA Bank & Trust Company, FSB, a trustee of the ESOP (the "Trustee"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney or by proxy, the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 22, 2002, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 15, 2002 at 9:30 a.m., Eastern Time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

         As to the proposals listed below which are more particularly described in the Proxy Statement dated April 15, 2002, the Trustee will vote the common stock of Astoria Financial Corporation held by the ESOP Trust to reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter dated April 15, 2002 from the ESOP Committee.

         If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter dated April 15, 2002 from the ESOP Committee.

         (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

     The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

                                                [X] Please mark
                                                    your votes
                                                    like this

     THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE "FOR"ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

     ESOP SHARES

1. The election of nominees 01 George L. Engelke, Jr., 02 Robert J. Conway, 03 Peter C. Haeffner, Jr., 04 Ralph F. Palleschi and 05 Leo J. Waters as directors for terms of three years each.

                        FOR                     WITHHOLD
                        [_]                       [_]


     To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

2. The ratification of the appointment of KPMG LLP as independent auditors of Astoria Financial Corporation for the fiscal year ending December 31, 2002.

                FOR                AGAINST                ABSTAIN
                [_]                  [_]                    [_]

     In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or adjournments thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.

     Proposal Nos. 1 and 2 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

     The undersigned hereby instructs the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to the execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 15, 2002 for the Annual Meeting and a 2001 Annual Report on Form 10-K of Astoria Financial Corporation.

     Please sign and date below and return promptly in the enclosed postage-paid envelope.


___________________________________     Date: _____________________
Signature of participant, former participant or designated beneficiary of deceased former participant.
Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                          ASTORIA FINANCIAL CORPORATION

                         CONFIDENTIAL VOTING INSTRUCTION

 SOLICITED BY ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION, AS PLAN ADMINISTRATOR, FOR THE ASTORIA FEDERAL SAVINGS AND LOAN ASSOCIATION INCENTIVE SAVINGS PLAN

     The undersigned participant, former participant or beneficiary of a deceased former participant in the Astoria Federal Savings and Loan Association Incentive Savings Plan (the "401K Plan") as a named fiduciary hereby provides the voting instructions hereinafter specified to Mellon Investor Services LLC, as the designee of Astoria Federal Savings and Loan Association, as Plan Administrator (the "Plan Administrator"), which instructions shall be taken into account in directing the trustee of the 401K Plan (the "Trustee") to vote in person, by limited or general power of attorney or by proxy the shares and fractional shares of common stock of Astoria Financial Corporation that are held by the Trustee, in its capacity as Trustee, as of March 22, 2002, at the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 15, 2002 at 9:30 a.m., Eastern time, at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, 11040, and at any adjournment or postponement thereof.

     As to the proposals listed below which are more particularly described in the Proxy Statement dated April 15, 2002, the Plan Administrator of the 401K Plan, will give voting directions to the Trustee. Such directions will reflect the voting instructions on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Plan Administrator dated April 15, 2002.

     If the duly executed Confidential Voting Instruction is returned, but no instruction is given, for purposes of providing voting instructions, such shares shall be treated as described in the letter from the Plan Administrator dated April 15, 2002.

     (Continued on reverse side. Please complete, sign and date on the reverse side and promptly return in the enclosed postage-paid envelope.)

     The directions, if any, given in this Confidential Voting Instruction will be kept confidential from all directors, officers and employees of Astoria Financial Corporation or Astoria Federal Savings and Loan Association.

                                                       [X] Please mark
                                                           your votes
                                                           like this

     THE BOARD OF DIRECTORS OF ASTORIA FINANCIAL CORPORATION RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

     401K Plan Shares

1. The election of nominees 01 George L. Engelke, Jr., 02 Robert J. Conway, 03 Peter C. Haeffner, Jr., 04 Ralph F. Palleschi and 05 Leo J. Waters as directors for terms of three years each.

                        FOR                     WITHHOLD
                        [_]                       [_]

     To withhold authority to vote FOR any particular nominee, line or strike out that nominee's name and then check the appropriate box as to the remaining nominees.

2. The ratification of the appointment of KPMG LLP as independent auditors of Astoria Financial Corporation for the fiscal year ending December 31, 2002.

                FOR                 AGAINST                 ABSTAIN
                [_]                   [_]                     [_}

     In its discretion, the Trustee is authorized to vote upon such other business as may come before the Annual Meeting and any adjournment or postponement thereof or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the Trustee.


     Proposal Nos. 1 and 2 listed above in this Confidential Voting Instruction were proposed by Astoria Financial Corporation.

     The undersigned hereby instructs the Plan Administrator to direct the Trustee to vote in accordance with the voting instruction indicated above and hereby acknowledges receipt, prior to execution of this Confidential Voting Instruction, of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 15, 2002 for the Annual Meeting and a 2001 Annual Report on Form 10-K of Astoria Financial Corporation.

     Please sign and date below and return promptly in the enclosed postage-paid envelope.


__________________________________________      Date: __________________
Signature of participant, former participant or designated beneficiary of deceased former participant.

Please sign name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                                                     One Astoria Federal Plaza
                                                     Lake Success, NY 11042-1085
[LOGO OF ASTORIA FEDERAL SAVINGS]                    (516) 327-3000


                                                                  April 15, 2002


To: All Astoria Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP") Participants

Re:  Annual Meeting of Shareholders to be held on May 15, 2002
     ---------------------------------------------------------

Dear Participants:

     In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 15, 2002, enclosed please find the following documents:

     a)  Confidential Voting Instruction card,
     b) Proxy Statement dated April 15, 2002, including a Notice of Annual Meeting of Shareholders,
     c)  2001 Annual Report on Form 10-K, and
     d) a postage-paid return envelope addressed to Mellon Investor Services LLC, Proxy Tabulation Department (Mellon Investor Services LLC is the Confidential Voting Instruction tabulator for the ESOP).

     As a participant and a "named fiduciary" in the ESOP, you have the right to direct the ESOP Trustee (CIGNA Bank & Trust Company, FSB) how to vote at the Annual Meeting the shares of Astoria Financial Corporation Common Stock ("Shares") allocated to your account in the ESOP and held as of March 22, 2002 by CIGNA Bank & Trust Company, FSB, as trustee.

     As a "named fiduciary," you are the party who is identified in the voting section of the ESOP Trust as responsible for directing the Trustee how to vote your allocated ESOP Shares. The number of Shares in your ESOP account held by CIGNA Bank & Trust Company, FSB is shown on the enclosed Confidential Voting Instruction card. Please mark the appropriate boxes on the card, sign, date and return it in the enclosed postage-paid return envelope. If you sign, date and return your card, but do not check the box for a particular proposal, the Trustee will vote your shares according to the recommendation of the Board of Directors for that particular proposal. For your ESOP voting instruction to be counted by the Trustee, Mellon Investor Services LLC, must receive your Confidential Voting Instruction card no later than May 8, 2002.

     The ESOP Trust states that the Trustee will generally vote unallocated Shares and allocated Shares for which it receives no written instructions in the same manner and proportion as the allocated Shares for which voting instructions have been received. The Trustee's vote must be in accordance with its fiduciary duties and in a manner determined by the Trustee to be prudent and solely in the interest of ESOP participants and beneficiaries.

Unanticipated Proposals

         It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2002 Annual Meeting of Shareholders. If this should happen, the ESOP Trustee will be instructed to vote upon such matters in the ESOP Trustee's discretion or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the ESOP Trustee.

         Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Trustee. You should then seal the card in the enclosed envelope and return it to Mellon
------------------------------------------------------------------------------
Investor Services LLC. To direct the voting of Shares within the ESOP, the
--------------------------------------------------------------------------
Confidential Voting Instruction card must be received by Mellon Investor
------------------------------------------------------------------------
Services LLC no later than May 8, 2002.
---------------------------------------

         Please note that the instruction of individual participants are to be kept confidential by Mellon Investor Services LLC and the Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

         This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

                                                   Very truly yours,

                                                   The ESOP Committee

                                                   By:  /s/ Steven G. Miss
                                                       -------------------------
                                                            Steven G. Miss

[LOGO OF ASTORIA FEDERAL SAVINGS]                   One Astoria Federal Plaza
                                                    Lake Success, NY 11042-1085
                                                      (516) 327-3000


                                              April 15, 2002

To: All Astoria Federal Savings and Loan Association Incentive Savings Plan ("401K Plan") Participants with a portion of their account balance invested in the Employer Stock Fund

Re:  Annual Meeting of Shareholders to be held on May 15, 2002
     ---------------------------------------------------------

Dear Participants:

     In connection with the Annual Meeting of Shareholders of Astoria Financial Corporation to be held on May 15, 2002, enclosed please find the following documents:

     a)   Confidential Voting Instruction card,
     b) Proxy Statement dated April 15, 2002, including a Notice of Annual Meeting of Shareholders,
     c)   2001 Annual Report on Form 10-K, and
     d) a postage-paid return envelope addressed to Mellon Investor Services LLC, Proxy Tabulation Department (Mellon Investor Services LLC is the Confidential Voting Instruction tabulator for the 401K Plan).

     As a participant in the 401K Plan with all or a portion of your account balance invested in the Employer Stock Fund and as a "named fiduciary," you have the right to participate in directing how the Plan Administrator (Astoria Federal Savings and Loan Association) instructs the 401K Trustee (CIGNA Bank & Trust Company, FSB) to vote the shares of Astoria Financial Corporation Common Stock (the "Shares") held by the 401K Plan as of March 22, 2002, the meeting record date (provided that you had all or a portion of your account invested in the Employer Stock Fund as of the most recent valuation date on or before the meeting record date). In general, the 401K Trustee will be directed to vote the Shares held in the Employer Stock Fund "FOR" and "AGAINST" as to each proposal listed on the Confidential Voting Instruction card in the same proportions as instructions to cast votes "FOR" and "AGAINST" each proposal are given by those individuals with the right to give directions. Each individual's instructions are weighted according to the value of the participant's interest in the Employer Stock Fund as of the most recent valuation available prior to the record date. If you do not file a Confidential Voting Instruction card on or before May 8, 2002, or if you ABSTAIN, your directions will not count.

Unanticipated Proposals

     It is possible, although very unlikely, that proposals other than those specified on the Confidential Voting Instruction card will be presented for shareholder action at the 2002 Annual

Meeting of Shareholders. If this should happen, the 401K Trustee will be instructed to vote upon such matters in the 401K Trustee's discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by the 401K Trustee.

     Your instruction is very important. You are encouraged to review the enclosed material carefully and to complete, sign and date the enclosed Confidential Voting Instruction card to signify your direction to the Plan Administrator. You should then seal the card in the enclosed envelope and return
               -----------------------------------------------------------------
it to Mellon Investor Services LLC. To direct the voting of your Shares, your
-----------------------------------------------------------------------------
instruction card must be received by Mellon Investor Services LLC no later than
-------------------------------------------------------------------------------
May 8, 2002.
-----------

     Please note that the instructions of individual participants are to be kept confidential by Mellon Investor Services LLC and the 401K Trustee, who have been instructed not to disclose them to anyone at Astoria Federal Savings and Loan Association or Astoria Financial Corporation.

         This memorandum is subject in its entirety to the information set forth in the enclosed Proxy Statement, which you are encouraged to read and study thoroughly.

                                 Very truly yours,

                                 Astoria Federal Savings and Loan Association

                                 By: /s/ Steven G. Miss
                                     -------------------------------------------
                                         Plan Administrator